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                                                          Exhibit 21

Mallinckrodt Group Inc.                                   Exhibit 21
1996 LEGAL ENTITY MASTER FILE


LEGAL NAME                                       JURISDICTION
- --------------------------------------------     --------------------------

Alton Dean Medical, Inc.                         UTAH
Ark Products Limited                             UNITED KINGDOM
Beheersmaatschappij Fijneman B.V. (B.V. 1)       NETHERLANDS
Carnforth Limited                                BERMUDA
Commerical Solvents de Mexico S.A. de C.V.       MEXICO
Coopers Animal Health Limited                    UNITED KINGDOM
Coopers Animal Health (Holdings) Limited         UNITED KINGDOM
Coopers Uruguay S.A.                             URUGUAY
Coromandel Fertilisers Ltd.                      INDIA
Creative Solutions Industria e Comercio Ltda.    BRAZIL
Dittander Limited                                IRELAND
Dritte CORSA Verwaltungsgesellshaft GmbH         GERMANY
Fries & Fries Holdings (U.K.) Ltd.               UNITED KINGDOM
Fries & Fries, Inc.                              DELAWARE
HemoCue AB                                       SWEDEN
HemoCue, Inc.                                    CALIFORNIA
IMC Exploration Company                          MARYLAND
IMCERA Ltd.                                      UNITED KINGDOM
Laboratoires Mallinckrodt Medical S.A.           FRANCE
LF International                                 BARBADOS
Liebel-Flarsheim                                 DELAWARE
Malinckrodt Baker B.V.                           NETHERLANDS
Mallinckrodt Athlone Holdings, Inc.              DELAWARE
Mallinckrodt Baker Distribution BV               NETHERLANDS
Mallinckrodt Baker S.A. de C.V.                  MEXICO
Mallinckrodt Baker, Inc.                         NEW JERSEY
Mallinckrodt Chemical Australia Pty. Limited     AUSTRALIA
Mallinckrodt Chemical Belgium B.V.B.A.           BELGIUM
Mallinckrodt Chemical Canada Inc.                CANADA
Mallinckrodt Chemical GmbH                       GERMANY
Mallinckrodt Chemical Holdings GmbH              GERMANY
Mallinckrodt Chemical Holdings (U.K.) Ltd.       UNITED KINGDOM
Mallinckrodt Chemical Limited                    UNITED KINGDOM
Mallinckrodt Chemical, Inc.                      DELAWARE
Mallinckrodt FSC Inc.                            BARBADOS
Mallinckrodt Group Inc.                          DELAWARE
Mallinckrodt Group Inc.                          NEW YORK
Mallinckrodt Iberica S.A.                        SPAIN
Mallinckrodt International Corporation           MISSOURI
Mallinckrodt Medical                             IRELAND
Mallinckrodt Medical AG                          SWITZERLAND
Mallinckrodt Medical Argentina Limited           UNITED KINGDOM
Mallinckrodt Medical Asia Pacific Pte. Ltd.      SINGAPORE
Mallinckrodt Medical B.V.                        HOLLAND
Mallinckrodt Medical Caribe, Inc.                DELAWARE
Mallinckrodt Medical Co., Ltd.                   JAPAN
Mallinckrodt Medical do Brasil, Ltda.            BRAZIL
Mallinckrodt Medical GmbH                        GERMANY
Mallinckrodt Medical Holdings GmbH               GERMANY
Mallinckrodt Medical Holdings Ireland            IRELAND
Mallinckrodt Medical Holdings (U.K.) Limited     UNITED KINGDOM
Mallinckrodt Medical Holdings (U.K.) Ltd.        UNITED KINGDOM
Mallinckrodt Medical Imaging - Ireland           IRELAND
Mallinckrodt Medical International Holdings      IRELAND
Mallinckrodt Medical Isle of Man                 ISLE OF MAN
Mallinckrodt Medical Lda.                        PORTUGAL
Mallinckrodt Medical PMC                         NEVADA
Mallinckrodt Medical Pty. Ltd.                   AUSTRALIA
Mallinckrodt Medical S.A.                        FRANCE
Mallinckrodt Medical S.A.                        SPAIN
Mallinckrodt Medical S.A. de C.V.                MEXICO
Mallinckrodt Medical S.A./N.V.                   BELGIUM
Mallinckrodt Medical S.p.A.                      ITALY
Mallinckrodt Medical Vertriebs-GmbH              AUSTRIA
Mallinckrodt Medical (U.K.) Limited              UNITED KINGDOM
Mallinckrodt Medical, Inc.                       CANADA
Mallinckrodt Medical, Inc.                       DELAWARE
Mallinckrodt Radiopharma GmbH                    GERMANY
Mallinckrodt Sensor Systems, Inc.                DELAWARE
Mallinckrodt TMH                                 NEVADA
Mallinckrodt Vet GmbH                            GERMANY
Mallinckrodt Vet Limitada                        BRAZIL
Mallinckrodt Vet S.A.                            PARAGUAY
Mallinckrodt Veterinaire S.A.                    FRANCE
Mallinckrodt Veterinaria Limitada                PORTUGAL
Mallinckrodt Veterinaria SpA                     ITALY
Mallinckrodt Veterinaria S.A.                    SPAIN
Mallinckrodt Veterinary Aps                      DENMARK
Mallinckrodt Veterinary Asia, Inc.               DELAWARE
Mallinckrodt Veterinary BV                       NETHERLANDS
Mallinckrodt Veterinary Colombia Holdings, Inc.  PANAMA
Mallinckrodt Veterinary Holdings Limited         UNITED KINGDOM
Mallinckrodt Veterinary International
  Colombia Holdings, Inc.                        PANAMA
Mallinckrodt Veterinary International, Inc.      DELAWARE
Mallinckrodt Veterinary Limited                  AUSTRALIA
Mallinckrodt Veterinary Limited                  HONG KONG
Mallinckrodt Veterinary Limited                  IRELAND
Mallinckrodt Veterinary Limited                  NEW ZEALAND
Mallinckrodt Veterinary Limited                  THAILAND
Mallinckrodt Veterinary Limited                  UNITED KINGDOM
Mallinckrodt Veterinary NV                       BELGIUM
Mallinckrodt Veterinary Operations  SDN. BHD.    MALAYSIA
Mallinckrodt Veterinary Operations Ltd.          IRELAND
Mallinckrodt Veterinary Operations, Inc.         DELAWARE
Mallinckrodt Veterinary Pensions Limited         IRELAND
Mallinckrodt Veterinary Pensions Limited         UNITED KINGDOM
Mallinckrodt Veterinary PTE  Ltd.                SINGAPORE
Mallinckrodt Veterinary SA                       GREECE
Mallinckrodt Veterinary SDN. BHD.                MALAYSIA
Mallinckrodt Veterinary Superannuation
  PTY Limited                                    AUSTRALIA
Mallinckrodt Veterinary Superannuation
  PTY Limited                                    NEW ZEALAND
Mallinckrodt Veterinary (UK) Limited             UNITED KINGDOM
Mallinckrodt Veterinary, Inc.                    CANADA
Mallinckrodt Veterinary, Inc.                    DELAWARE
Mallinckrodt Veterinary, Inc.                    PHILIPPINES
Mallinckrodt Veterinary, Inc.                    TAIWAN
Mallinckrodt Vet, S. A.                          COLOMBIA
Mallinckrodt Vet, S.A.                           ARGENTINA
Mallinckrodt Vet, S.A.                           VENEZUELA
Mallinckrodt Vet, S.A.de C.V.                    MEXICO
MMHC, Inc.                                       DELAWARE
MMI, Inc.                                        DELAWARE
MMJ S.A. de C.V.                                 MEXICO
Molecular Biosystems, Inc.                       DELAWARE
MSCH Company                                     DELAWARE
National Catheter Corporation                    NEW YORK
Paracet Laboratories, Inc.                       DELAWARE
Pitman-Moore Animal Health Limited               NEW ZEALAND
Pitman-Moore Argentina S.A.                      ARGENTINA
Sterlington Land Co.                             DELAWARE
Synbiotics Corporation                           CALIFORNIA
Syntro Corporation                               DELAWARE
Syntro Zeon, L.C.                                KANSAS
SyntroVenture Corporation                        KANSAS
SyntroVet Incorporated                           KANSAS
Tastemaker                                       DELAWARE
Tastemaker Holdings Ltd.                         UNITED KINGDOM
Tastemaker Limited                               UNITED KINGDOM
Tastemaker, Inc.                                 CANADA
Tastemaker, S.A.                                 MEXICO